UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 4, 2009

SOUTHERN MISSOURI BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Missouri	000-23406	43-1665523
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

531 Vine Street, Poplar Bluff, Missouri		63901
(Address of principal executive offices)		(Zip Code)

        Registrant's telephone number, including area code:    (573) 778-1800

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

ITEM 8.01  Other Events

On November 4, 2009, Southern Missouri Bancorp, Inc. ("Southern Missouri") (NASDAQ: SMBC), parent company of Southern Bank. ("the Bank"), announced that the Southern Missouri Bancorp, Inc. Employee Stock Ownership Plan ("the ESOP") intends to purchase approximately $240,000 market value of Southern Missouri's common stock. This amount represents the Company's budgeted ESOP allocation for fiscal year 2010, and compares to $210,000 budgeted and allocated for purchases of Southern Missouri common stock in fiscal 2009. Additionally, as in prior years, the Company expects the ESOP's trustees to approve the purchase of additional Southern Missouri common stock using cash balances in the plan (currently, approximately $140,000) accumulated through the payment of cash dividends on Southern Missouri's common stock.

ESOP trustees were given discretion to determine the number and pricing of the shares to be purchased, as well as the timing of any such purchase. The ESOP intends to purchase the shares at prevailing market prices in the open market or in privately negotiated transactions, subject to availability and general market conditions.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: November 4, 2009	By: /s/ Greg A. Steffens Greg A. Steffens President